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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A-3

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 4, 2003

Commission file number: 0-15658

Level 3 Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-0210602 (IRS Employer Identification No.)

1025 Eldorado Boulevard, Broomfield, Colorado (Address of principal executive offices)	80021 (Zip Code)

(720) 888-1000
(Registrant's Telephone Number, Including Area Code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On February 4, 2003, Level 3 Communications, LLC, a Delaware corporation and indirect wholly-owned subsidiary of the Registrant, and Genuity Managed Services, LLC (formerly known as Greenland Managed Services, LLC), a Delaware limited liability company and indirect wholly-owned subsidiary of the Registrant (together, the "Purchasers"), consummated the purchase of substantially all of the assets, and the assumption of certain of the liabilities, of Genuity Inc., a Delaware corporation, and certain subsidiaries of Genuity Inc. (the "Seller" or "Genuity"), which operate a telecommunications and internet services business. The transaction was consummated pursuant to the terms of an Asset Purchase Agreement, dated as of November 27, 2002, as amended (the "Asset Purchase Agreement"), among the Registrant, the purchasers and the Sellers.

        This Current Report on Form 8-K/A-3 of Level 3 Communications, Inc. ("Level 3"), amends the Current Report on Form 8-K-1 of Level 3 Communications, Inc. dated April 21, 2003 to include restructuring and impairment charges incurred by Genuity in the Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 2001 and the nine months ended September 30, 2002. The Company's original Form 8-K/A-1 excluded these charges. Other than the adjustment for the restructuring and impairment charges, the pro forma financial statements reflect the preliminary purchase price allocation, and resulting affects on depreciation and amortization expense, used in the Form 8-K/A-1 filing. The Company's quarterly reports on Form 10-Q in 2003 include disclosures on subsequent changes to the purchase price and purchase price allocation.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (b)
  PRO FORMA FINANCIAL INFORMATION.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF LEVEL 3 COMMUNICATIONS, INC.

        The following Unaudited Pro Forma Combined Condensed Balance Sheet of Level 3 Communications, Inc. as of September 30, 2002 and the Unaudited Pro Forma Combined Condensed Statements of Operations of Level 3 Communications, Inc. for the nine months ended September 30, 2002 and the year ended December 31, 2001 give effect to the Genuity transaction. The pro forma financial statements account for the Genuity transaction under the purchase method of accounting.

        The Unaudited Pro Forma Combined Condensed Balance Sheet assumes the Genuity transaction occurred on September 30, 2002. The Unaudited Pro Forma Combined Condensed Statements of Operations for the nine months ended September 30, 2002 and the year ended December 31, 2001 assume the Genuity transaction occurred on January 1, 2001. The unaudited pro forma financial data is based on the historical consolidated financial statements of Level 3 Communications, Inc. and the historical consolidated financial statements of Genuity and under the pro forma assumptions and adjustments set forth in the accompanying explanatory notes.

        The Genuity transaction has been accounted for as an acquisition by Level 3. As Level 3 is considered the accounting acquiror, the historical basis of Level 3's assets and liabilities were not affected by the Genuity Inc. transaction, with the exception of revenue and deferred revenue attributable to transactions between Genuity and Level 3 executed in periods prior to the acquisition of Genuity by Level 3. For purposes of developing the Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2002, the acquired current assets and assumed liabilities of Genuity have been recorded at their estimated fair values. The values assigned in these pro forma financial statements are preliminary and represent management's best estimate of current values which are subject to revision. The preliminary values assigned to the intangible assets includes a significant customer contract and a related obligation for which a contingency exists. The preliminary values assigned to these items were based on estimates which could significantly impact the final purchase price allocation. Level 3 acquired the assets and assumed the liabilities of Genuity while Genuity was protected under Chapter 11 of the U.S. Bankruptcy Code. Under the terms of the Asset Purchase Agreement, Level 3 has the option to reject certain customer and vendor contracts for up to three months following the purchase date. Management currently knows of no events or circumstances other than those disclosed in these pro forma notes that would require a material change to the preliminary purchase price allocation. However, a determination of required purchase accounting adjustments will be made upon the completion of a study to be undertaken by Level 3 to determine the value of certain of Genuity Inc.'s assets, including identifiable intangible assets, and liabilities. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial data and the date of the Genuity Inc. transaction. See Note (c) to Unaudited Pro Forma Combined Condensed Balance Sheet.

        Under the terms of the Asset Purchase Agreement, the purchase price paid by the Purchasers was approximately $137 million (the "Purchase Price"), of which (a) approximately $117 million was paid to the Sellers in cash, and (b) $20 million was placed in escrow to fund any indemnification claims pursuant to the terms of the Asset Purchase Agreement.

        The Purchase Price was calculated using an agreed base price as of November 27, 2002 of approximately $242 million, which was reduced by (a) approximately $13 million relating to the actual timing of the closing, (b) approximately $65 million, representing the maximum amount of payments the Purchaser may later make to cover the rejection claims of creditors in the Sellers' bankruptcy case, (c) and approximately $27 million, representing the estimated severance amount payable to certain of Sellers' former employees whose employment could be terminated, which will be expensed as incurred by Level 3. Of the Purchase Price, approximately $60 million represents cash consideration paid to Sellers, and approximately $77 million represents cash payments related to assumed network obligations. The Purchasers financed the entire amount of the Purchase Price from cash on hand.

        The Asset Purchase Agreement also provides for post-closing Purchase Price adjustments related to the amount of (a) annualized recurring revenue, (b) various prepaid items and deposits, (c) property taxes payable on purchased property, (d) severance payments to certain of the Sellers' former employees and (e) an adjustment based on the aggregate dollar value of rejection claims in the Sellers' bankruptcy estate. No amounts have been recorded in the Pro Forma information related to post-closing adjustments. These adjustments are expected to be identified within 120 days following the acquisition date.

        The assets acquired under the Asset Purchase Agreement include real estate and leases comprising office space, and space used for equipment related to the telecommunications and Internet services business of Sellers. Purchaser intends to continue substantially the same uses of these assets going forward.

        The distressed financial condition of Genuity has resulted in the deterioration of its recurring revenue base. Level 3 expects revenue to be significantly below historical results reported by Genuity in the Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 2001 and nine months ended September 30, 2002, as a result of these customers disconnecting service. The Company also expects to reject certain customer contracts that will also result in a decrease in revenue. Level 3 intends to review the synergies of the combined business, which may result in a plan to realign or reorganize certain of Genuity's existing operations. The costs of implementing such a plan, if it were to occur, have not been reflected in the accompanying pro forma financial statements. The impact of a potential realignment, assuming such a plan were in place at the consummation date of the Genuity transaction, could increase or decrease the amount of long-lived assets recognized by Level 3 in accordance with Emerging Issues Task Force No. 95-3, "Recognition of Liabilities in Connection with a

Purchase Business Combination." The Unaudited Combined Condensed Statements of Operations exclude any benefits that may result from synergies that may be derived, or the elimination of duplicative efforts. Level 3 expects to reduce its combined workforce by approximately 800 employees during the next twelve months and may incur significant severance costs as these reductions occur. The costs associated with these future workforce reductions have not been included in the Unaudited Pro Forma Combined Condensed Statements of Operations.

        Management believes that the assumptions used provide a reasonable basis on which to present the unaudited pro forma financial data. The unaudited pro forma financial data may not be indicative of the financial position or results that would have occurred if the Genuity transaction had been in effect on the dates indicated or which may be obtained in the future.

        The unaudited pro forma financial data should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto for Level 3 Communications, Inc., and the historical consolidated financial statements and accompanying notes thereto for Genuity for the relevant periods.

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
AS OF SEPTEMBER 30, 2002

	HISTORICAL LEVEL 3(a)	HISTORICAL GENUITY(a)	PRO FORMA ADJUSTMENTS		PRO FORMA LEVEL 3
	(dollars in millions, except per share data)
Assets
Current Assets:
			$(938	) b
Cash and cash equivalents	$963	$938	(144	) c1	$819
Restricted cash and securities	541	26	(26	) b	541
Accounts receivable, net	443	138	(138	) b	443
			(50	) b
Other	121	50	13	c2	134

Total Current Assets	2,068	1,152	(1,283)		1,937
			(751	) b
Property, Plant and Equipment, net	6,360	751	259	c3	6,619
			(22	) b
Goodwill and Intangibles, net	375	22	131	c4	506
			(18	) b
Other Assets, net	291	18	42	c5	333

	$9,094	$1,943	$(1,642)		$9,395

Liabilities and Stockholders' Deficit
Current Liabilities:
Accounts payable	$560	$139	$(139	) b	$560
Current portion of long-term debt	12	—	121	c6	133
Short-term obligations, including $2.8 billion of debt in default as of September 30, 2002	—	2,987	(2,987	) b	—
Accrued payroll and employee benefits	173	16	(16	) b	173
			(121	) b
Deferred revenue	158	121	(4	) c7	154
			(291	) b
Other	308	291	41	c8	349

Total Current Liabilities	1,211	3,554	(3,396)		1,369
			(297	) b
Long-Term Debt, less current portion	6,385	297	188	c6	6,573
			(72	) c7
Deferred Revenue	1,291	—	6	c9	1,225
Accrued Reclamation Costs	92	—	—		92
			(115	) b
Other Liabilities	369	115	21	c10	390
Stockholders' Deficit:
Common stock	4	—	—		4
Additional paid-in capital	5,939	6,109	(6,109	) b	5,939
Accumulated other comprehensive loss	(125)	(2)	2	b	(125)
Accumulated deficit	(6,072)	(8,130)	8,130	b	(6,072)

Total Stockholders' Deficit	(254)	(2,023)	2,023		(254)

	$9,094	$1,943	$(1,642)		$9,395

See Notes to Unaudited Pro Forma Combined Condensed Balance Sheet

LEVEL 3 COMMUNICATIONS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
(AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)

(a)
These columns reflect the historical balance sheets of the respective companies. Certain reclassifications have been made to the combined historical financial statements of Genuity to conform to the presentation expected to be used by Level 3.

(b)
This entry removes the Genuity assets and liabilities not included in the Asset Purchase Agreement.

(c)
This entry reflects the preliminary allocation of the purchase price to identifiable net assets acquired and liabilities assumed.

(c1)
Cash consideration paid for acquisition. Includes $7 million of transaction costs.

(c2)
Miscellaneous prepaid assets assumed in the acquisition.

(c3)
Adjustment to reflect value of Genuity property, plant and equipment received in acquisition which have estimated useful lives of 2 to 40 years.

(c4)
Adjustment to reflect value of intangible assets associated with customer contracts and relationships acquired in transaction which have estimated useful lives of 3 to 5 years based on preliminary estimates. The preliminary purchase price did not result in any goodwill.

(c5)
Adjustment to reflect certain corporate facilities acquired in the transaction as available for sale and other noncurrent assets.

(c6)
Adjustment to reflect current and noncurrent portions of assumed capital lease obligations.

(c7)
Adjustment to remove Level 3 deferred revenue attributable to Genuity contracts which existed prior to the transaction.

(c8)
Adjustment to reflect current obligations assumed in the acquisition.

(c9)
Adjustment to reflect deferred revenue obligations assumed in the acquisition based on estimated incremental costs to provide service plus a normal profit margin.

(c10)
Adjustment to reflect other noncurrent obligations assumed in the acquisition.

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2001

	HISTORICAL LEVEL 3(a)	HISTORICAL GENUITY(a)	INTER- COMPANY ADJUSTMENTS		PRO FORMA ADJUSTMENTS		PRO FORMA LEVEL 3
	(dollars in millions, except per share data)
Revenue	$1,533	$1,220	$(6	)b	$(8	)c	$2,739
Costs and Expenses:
Cost of revenue	742	1,322	(6	)b	(12	)c	2,046
					(6	)c
					(41	)d
					(469	)e
Depreciation and amortization	1,122	475	—		117	f	1,198
Selling, general and administrative	1,297	575	—		(10	)c	1,862
Restructuring and impairment charges	3,353	2,757	—		—		6,110

Total costs and expenses	6,514	5,129	(6)		(421)		11,216
Loss from Operations	(4,981)	(3,909)	—		413		(8,477)
Other Income (Expense):
Interest income	161	—	—		—		161
					1	c
					49	g
Interest expense	(646)	(50)	—		(41	)h	(687)
Other, net	18	3	—		(3	)c	18

Total other expense	(467)	(47)	—		6		(508)

Loss from Continuing Operations Before Income Tax	(5,448)	(3,956)	—		419		(8,985)
Income Tax Benefit (Expense)	—	(4)	—		—		(4)

Net Loss from Continuing Operations	$(5,448)	$(3,960)	$—		$419		$(8,989)

Earnings (Loss) Per Share of Level 3 Common Stock (Basic and Diluted):
Continuing operations	$(14.58)						$(24.05)

Weighted Average Shares Outstanding used to Compute Basic and Dilutive Earnings Per Share (in thousands)	373,792						373,792

See Notes to Unaudited Pro Forma Combined Condensed Statement of Operations

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

	HISTORICAL LEVEL 3(a)	HISTORICAL GENUITY(a)	INTER- COMPANY ADJUSTMENTS		PRO FORMA ADJUSTMENTS		PRO FORMA LEVEL 3
	(dollars in millions, except per share data)
Revenue	$2,203	$776	(5	)b	—		$2,974
Costs and Expenses:
Cost of revenue	1,389	808	(5	)b	—		2,192
					(224	)e
Depreciation and amortization	601	224	—		88	f	689
Selling, general and administrative	726	272	—		—		998
Restructuring and impairment charges	50	1,134	—		—		1,184

Total costs and expenses	2,766	2,438	(5)		(136)		5,063
Loss from Operations	(563)	(1,662)	—		136		(2,089)
Other Income (Expense):
Interest income	23	—	—		—		23
					99	g
Interest expense	(414)	(99)	—		(32	)h	(446)
Other, net	79	(3)	—		—		76

Total other income (expense)	(312)	(102)	—		67		(347)

Loss from Continuing Operations Before Income Tax	(875)	(1,764)	—		203		(2,436)
Income Tax Benefit (Expense)	119	(3)	—		—		116

Net Loss from Continuing Operations	$(756)	$(1,767)	$—		$203		$(2,320)

Loss Per Share of Level 3 Common Stock (Basic and Diluted):
Continuing operations	$(1.89)						$(5.79)

Weighted Average Shares Outstanding used to Compute Basic and Dilutive Earnings Per Share (in thousands)	400,371						400,371

See Notes to Unaudited Pro Forma Combined Condensed Statement of Operations

LEVEL 3 COMMUNICATIONS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
STATEMENTS OF OPERATIONS

(a)
These columns reflect the historical statements of operations of the respective companies.

(b)
Adjustment reflects the elimination of historical intercompany sales transactions between Level 3 and Genuity.

(c)
In August 2002, Genuity elected to stop providing funding to Integra, a company in which Genuity owned 93% of the common stock. Integra subsequently filed for bankruptcy in France and the court approved the liquidation of the Company in October 2002. This adjustment removes Integra's results of operations from the Pro Forma Statement of Operations for the year ended December 31, 2001. Integra's results were classified as discontinued by Genuity for the nine months ended September 30, 2002.

(d)
Level 3 incurred goodwill amortization expense of approximately $41 million for the year ended December 31, 2001. Effective January 1, 2002, Level 3, in accordance with the provisions of SFAS No. 142, no longer amortized goodwill. This adjustment removes the goodwill amortization from the Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2001.

(e)
Remove historical depreciation and amortization expense attributable to Genuity (after Integra adjustment in 2001.)

(f)
Record depreciation and amortization expense for tangible and intangible assets obtained in acquisition based on preliminary purchase price allocation.

(g)
Remove historical interest expense attributable to Genuity (after Integra adjustment in 2001.)

(h)
Record interest expense to reflect interest attributable to the capitalized leases assumed in the transaction. The interest rate on the capitalized leases have been adjusted to reflect rates available to Level 3 for debt obligations with similar terms and features.

(i)
The pro forma combined condensed financial statements reflect a preliminary allocation to tangible assets, liabilities and other intangible assets. The final purchase price allocation may result in different allocations for tangible and intangible assets than that presented in these pro forma combined condensed financial statements. Adjustments to these assets would also affect depreciation and amortization expense. A $50 million adjustment to the value assigned to the long-lived tangible and intangible assets would result in a $14 change in depreciation and amortization expense per year based on the weighted average life (approximately 3.5 years) of the assets obtained in the acquisition.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Level 3 Communications, Inc.
Dated: March 5, 2004	/s/ ERIC J. MORTENSEN Eric J. Mortensen Senior Vice President, Controller and Principal Accounting Officer

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  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AS OF SEPTEMBER 30, 2002
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001
LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
SIGNATURE